SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
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                               SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934


                              Filed by the Registrant  [X]
                     Filed by a Party other than the Registrant  [ ]


      Check the appropriate box:

      [ ]  Preliminary Proxy Statement        [X]  Definitive Proxy Statement
      [ ]  Definitive Additional Materials    [ ]  Soliciting Materials
      [ ]  Confidential, for use of the            Pursuant to S.240.14a-11(c)
           Commission Only (as permitted           or S.240.14a-12
           by Rule 14a-6(e)(2))


                          Northwest Natural Gas Company
          -------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)


          -------------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement, if other than Registrant)


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                          NORTHWEST NATURAL GAS COMPANY
                               ONE PACIFIC SQUARE
                             220 N.W. SECOND AVENUE
                             PORTLAND, OREGON 97209
                                 (503) 226-4211


                  NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

                                               Portland, Oregon, April 16, 1999

To the Shareholders:

     The 1999 Annual Meeting of Shareholders of Northwest Natural Gas Company will be held in the Mayfair Ballroom of the Benson Hotel, 309 S. W. Broadway, Portland, Oregon, on Thursday, May 27, 1999, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

(1) to elect four Class III directors to a term of three years;

(2) to elect independent auditors for the year 1999; and

(3) to transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of Common Stock of record at the close of business on April 8, 1999 are entitled to vote upon all matters properly submitted to shareholder vote at the meeting.

     The Board of Directors of the Company is soliciting the proxies of all holders of the Common Stock who may be unable to attend the meeting in person. These proxies also will instruct the Administrator, or its agent, under the Company's Dividend Reinvestment and Stock Purchase Plan to vote any shares held for shareholders' benefit under this Plan, as indicated on the proxies. A proxy and a stamped return envelope are enclosed herewith for your use. No postage is needed if mailed in the United States.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING.

     WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE BY PROMPTLY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD. THE PROMPT RETURN OF YOUR PROXY WILL SAVE YOUR COMPANY THE ADDITIONAL EXPENSE OF FURTHER REQUESTS TO ENSURE THE PRESENCE OF A QUORUM. YOU MAY VOTE IN PERSON AT THE MEETING WHETHER OR NOT YOU PREVIOUSLY HAVE RETURNED YOUR PROXY.

                                            By Order of the Board of Directors,

                                            /s/ C. J. Rue

                                            Secretary

                          NORTHWEST NATURAL GAS COMPANY
                               ONE PACIFIC SQUARE
                             220 N.W. SECOND AVENUE
                             PORTLAND, OREGON 97209
                                 (503) 226-4211

                       1999 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 27, 1999

                                 PROXY STATEMENT

          The Board of Directors of Northwest Natural Gas Company is soliciting the proxies of all holders of the Common Stock who may be unable to attend in person the Annual Meeting of Shareholders to be held in the Mayfair Ballroom of the Benson Hotel, 309 S. W. Broadway, Portland, Oregon, on Thursday, May 27, 1999, at 2:00 p.m., Pacific Daylight Time. The Company requests that you sign and return the enclosed proxy promptly.

        The Company's Annual Report for the fiscal year ended December 31, 1998, including audited financial statements, has been mailed to all shareholders. This proxy statement and the accompanying proxy card are being mailed to shareholders commencing April 16, 1999.

        All shares represented by proxies which have been properly executed and returned to the management will be voted at the meeting. Where a shareholder eligible to vote specifies a choice by means of the ballot space provided in the proxy, the shares will be voted in accordance with the specification so made. If no specification is made, such shares will be voted FOR Items 1 and 2, and may be cumulatively voted for the election of directors. The proxy may be revoked by you at any time before it is exercised by delivering to the Company a later dated proxy, by giving written notice of revocation to the Secretary of the Company at the address shown above, or by attending the meeting and voting your shares in person.

        The close of business on April 8, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                           VOTING SECURITIES OF THE COMPANY

        The 24,912,079 shares of Common Stock outstanding on March 19, 1999 were held by about 9,200 shareholders residing in 50 states and a number of foreign countries.

        Each holder of Common Stock of record at the close of business on April 8, 1999 will be entitled to one vote for each share of Common Stock so held on all matters properly submitted at the meeting. Such holder will be entitled to cumulative voting for directors; that is, to cast as many votes for one candidate as shall equal the number of shares held of record multiplied by the number of directors to be elected, or to distribute such number of votes among any number of the candidates.

        A majority of the shares of Common Stock outstanding at the close of business on April 8, 1999 must be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business.

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        The holders of Preferred Stock do not participate in the election of directors unless Preferred dividends are in arrears (none are in arrears). The holders of the Preference Stock do not participate in the election of directors.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE URGED, REGARDLESS OF THE NUMBER OF SHARES HELD, TO SIGN AND RETURN YOUR PROXY.

ITEM 1 - ELECTION OF DIRECTORS

        The Company's Restated Articles of Incorporation provide that the Board of Directors be comprised of not less than nine nor more than thirteen directors, with the exact number of directors to be determined by resolution adopted by the Board. The Board has fixed the number of directors at twelve. The Restated Articles also provide that the Board of Directors be divided into three classes and that the number of directors in each class be as nearly equal in number as possible.

        Members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years. The term of Class III directors expires with this Annual Meeting of Shareholders. Ms. Mary Arnstad and Messrs. Thomas E. Dewey, Jr., Richard G. Reiten and Benjamin R. Whiteley are nominees for election to the Board as Class III directors to serve until the 2002 Annual Meeting or until their successors have been duly elected and qualified. Each of the nominees was elected by the shareholders at the 1996 Annual Meeting. In case any of the nominees should become unavailable for election for any reason, the persons named in the proxy will have discretionary authority to vote for a substitute. Management knows of no reason why any of the nominees would be unable to serve if elected.

        Under Oregon law, if a quorum of shareholders is present at the Annual Meeting, the four nominees who receive the greatest number of votes cast at the meeting shall be elected directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote for either directors or proposal 2.

         THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE NOMINEES
                                 LISTED BELOW.

            INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS


                   NOMINEES FOR ELECTION TO BOARD OF DIRECTORS



                                    CLASS III

                       (FOR A THREE-YEAR TERM ENDING 2002)


[PHOTO HERE]   MARY ARNSTAD

               President and Chief Executive Officer, Broken Top, Inc., Bend,
                   Oregon
               Age:  50
               Director since: 1992
               Board Committees: Audit, Environmental Policy

        Since January 1998, Ms. Arnstad has been President and CEO of Broken Top, Inc., a private golf club and residential community development located in Bend, Oregon. In 1997, she established Arnstad Accommodations, Inc., a hospitality company based in Portland, to undertake hotel projects in the Pacific Northwest. From 1992 through February 1997, she served as President of The Heathman Management Group, Inc., which owns and operates The Heathman Hotel and the B. Moloch/Heathman Bakery and Pub, both located in Portland, and The Greenwood Inn in Beaverton, Oregon. Ms. Arnstad formerly served as Vice Chairman of the Board of Directors of Preferred Hotels and Resorts Worldwide, and is on the governing board of the Northwest Business Committee for the Arts. In 1996, Ms. Arnstad was appointed Oregon Tourism Commissioner. She is a graduate of Wittenberg University.


[PHOTO HERE]   THOMAS E. DEWEY, JR.

               General Partner, McFarland Dewey & Co., New York, New York
               Age: 66
               Director since: 1986
               Board Committees: Finance (Chairman), Audit

        Since 1989, Mr. Dewey has been a general partner in the investment banking firm of McFarland Dewey & Co., which provides clients with independent financial advice, including advice on corporate financial strategies and recapitalization proposals. He is also a director of Genelabs Technologies, Inc., and Chairman Emeritus of Lenox Hill Hospital, and formerly served as a member of the Board and as Vice Chairman of New York City Housing Development Corporation. Mr. Dewey is a graduate of Princeton University and the Harvard Business School.
                                     3

[PHOTO HERE]   RICHARD G. REITEN

               President and Chief Executive Officer of the Company, Portland
               Age: 59
               Director since: 1996
               Board Committee: Executive

        Mr. Reiten joined the Company as President and Chief Operating Officer and was elected to the Board effective March 1, 1996. He was elected President and Chief Executive Officer effective January 1, 1997. From August 1992 through December 1995, Mr. Reiten served as President and Chief Operating Officer of Portland General Electric Company (PGE) after having served as President of PGE's parent company, Portland General Corporation (PGC), from January 1989 through 1992. He also served as a director of PGC from 1983 to 1987 and from 1990 to 1995 when he retired from PGE. He is a director of U.S. Bancorp, Regence BlueCross and BlueShield of Oregon, The Regence Group and Aegis Insurance Services. He serves on the boards of the American Gas Association, the Pacific Coast Gas Association, the United Way and The Nature Conservancy of Oregon. He is immediate past General Chairman of the United Way campaign for Portland and is a past Chairman of both the Portland Metropolitan Chamber of Commerce and the Association for Portland Progress. Mr. Reiten is a graduate of the University of Washington and the executive and board of directors programs at the Stanford Business School.


[PHOTO HERE]   BENJAMIN R. WHITELEY

               Chairman and CEO, Retired, Standard Insurance Company, and Lead
                    Director of the Company, Portland
               Age:  69
               Director since: 1989
               Board Committees:    Executive (Chairman), Organization and
                                    Executive Compensation

        Mr. Whiteley is Chairman and CEO, Retired, of Standard Insurance Company. He served as Standard's President and Chief Executive Officer from 1983 to 1993; as its Chairman of the Board and Chief Executive Officer from 1993 to 1994; and as Chairman of the Board from 1994 until his retirement in March 1998. He is also a director of Standard Insurance Company, Gunderson, Inc., The Greenbrier Companies and Willamette Industries, Inc., and is Chairman of the Board of Canor Energy Ltd. He has served as Lead Director of the Company's Board of Directors since September 1994. Mr. Whiteley has been active in numerous civic organizations and currently serves on the boards of Pacific University, the Oregon State University Foundation, the Oregon Business Council, the Oregon Community Foundation and the St. Vincent Medical Foundation. He is a graduate of Oregon State University, the University of Michigan and the advanced management program at the Harvard Business School.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                                     CLASS I

                               (TERM ENDING 2000)


[PHOTO HERE]   RICHARD B. KELLER

               President and Chief Executive Officer, Keller Enterprises Inc.,
                    Vancouver, Washington
               Age:  70
               Director since: 1983
               Board Committees:    Executive, Pension (Chairman), Retirement
                                    (Chairman), Organization and Executive
                                    Compensation

        Since 1975, Mr. Keller has served as the President and CEO of Keller Enterprises Inc., a holding company. He is also the President of High Point Management, Inc., the general partner of High Point Keller Limited Partnership, which invests in telecommunications. He is a member of the Board of Crown Pacific Management L.P., the managing general partner of Crown Pacific Partners, L.P., and a life trustee of the Oregon Graduate Institute and Lewis & Clark College. Mr. Keller is a graduate of the United States Military Academy and the Harvard Business School.


[PHOTO HERE]   RANDALL C. PAPE

               President and Chief Executive Officer, The Pape Group, Inc.,
                    Eugene, Oregon
               Age:  48
               Director since: 1996
               Board Committees: Audit, Environmental Policy, Finance

        Since 1981, Mr. Pape has served as President, Chief Executive Officer and a director of The Pape Group, Inc., a holding company for Pape Bros., Inc., Flightcraft, Inc., Hyster Sales Company, Industrial Finance Corporation and Pape Properties, Inc. He also serves as President, CEO and a director of Liberty Financial Group, a holding company for Liberty Federal Bank SB, EcoSort LLC, and Sanipac, Inc. He is also a partner in Pape Investment Company. Mr. Pape serves as President and a director of Mt. Bachelor, Inc. and as a director of Obie Media Corporation. He is First Vice President and President-elect of the Board of Trustees of the University of Oregon Foundation. He also serves on the Oregon Business Council and is a trustee for the Nature Conservancy of Oregon. He is a graduate of the University of Oregon.

[PHOTO HERE]   ROBERT L. RIDGLEY

               Retired Chairman of the Board of the Company, Portland
               Age:  65
               Director since: 1984
               Board Committee: Executive, Pension, Retirement, Finance

        Mr. Ridgley served as President and Chief Executive Officer of the Company from January 1, 1985 until March 1, 1996 when he became Chairman of the Board and CEO. He retired as CEO on December 31, 1996 and as Chairman of the Board on February 28, 1999. He is a director of Kaiser Foundation Hospitals and the Kaiser Foundation Health Plan, and is a past Chairman of the Oregon Business Council, the American Gas Association, the Pacific Coast Gas Association and the Portland Area Chamber of Commerce. Mr. Ridgley serves as a director of the Association for Portland Progress, the Oregon Independent College Foundation and the Oregon Chapter of The Nature Conservancy, and as a trustee of the Oregon Health Sciences Foundation. He is a graduate of Cornell University and the Harvard Law School.


[PHOTO HERE]   DWIGHT A. SANGREY

               President and Chief Executive Officer, Santa Fe Technologies,
                    Inc., Vancouver, Washington
               Age: 58
               Director since: 1992
               Board Committees:  Environmental Policy (Chairman), Pension,
                                  Retirement

          Since 1997, Mr. Sangrey has been President and Chief Executive Officer of Santa Fe Technologies, Inc., an international company offering information technology products and services for the transportation industry. From 1995 until he assumed his present position, he served as President and CEO of Fraction Biologics, LLC, an advanced biotechnology firm that produces and markets pharmaceutical products. From 1988 until 1994, he was President of the Oregon Graduate Institute of Science & Technology (OGI), and was Professor of Environmental Science and Engineering at OGI until 1995. He is a board member of Northwest NeuroLogic, Inc., Pacific University and Saturday Academy and also serves on several national education and science policy committees. Mr. Sangrey is a graduate of Lafayette College, the University of Massachusetts and Cornell University.

                                    CLASS II

                               (TERM ENDING 2001)


[PHOTO HERE]   TOD R. HAMACHEK

               Chairman and Chief Executive Officer, Penwest Pharmaceuticals
                    Company
               Patterson, New York
               Age: 53
               Director since: 1986
               Board Committees:    Pension, Retirement, Organization and
                                    Executive Compensation (Chairman)

        Since October 1997, Mr. Hamachek has been Chairman and Chief Executive Officer of Penwest Pharmaceuticals Company. Penwest, which was spun off from Penford Corporation in September 1998, is engaged in the research, development and commercialization of novel drug delivery products and technologies. From 1985 until August 1998, Mr. Hamachek served as President and Chief Executive Officer of Penford Corporation, a diversified producer of specialty paper, food starches and pharmaceutical ingredients. He is a director of Penwest, The Seattle Times Company and The Blethen Corporation (the majority owner of The Seattle Times Company). Mr. Hamachek is a trustee and/or director of Williams College, Outward Bound, Inc., and the National Peace Garden Foundation. He is a graduate of Williams College and the Harvard Business School.


[PHOTO HERE]   WAYNE D. KUNI

               Chairman and Chief Executive Officer, Kuni Enterprises,
                    Beaverton, Oregon
               Age:  68
               Director since: 1980
               Board Committees:  Executive, Audit (Chairman), Finance,
                                  Organization and Executive Compensation

        Mr. Kuni is the founder, Chairman, CEO and principal shareholder of Kuni Enterprises, which owns Cadillac, Lexus, BMW and other automobile dealerships in Oregon, Colorado and California. He is a past President of the Oregon Automobile Dealers Association, the Portland Chamber of Commerce and the Arlington Club. He is a member of the Boards of Trustees of Linfield College and the Oregon Health Sciences Foundation, and serves on the Board of Keller Enterprises. He is Chairman Emeritus of the Board of Governors of the Portland Shriners Hospital. Mr. Kuni is a graduate in business administration from Kettering University, Flint, Michigan.

[PHOTO HERE]   MELODY C. TEPPOLA

               Managing Partner, National Builders Hardware Company, Portland
               Age:  56
               Director since: 1987
               Board  Committees:   Executive, Pension, Retirement,
                                    Environmental Policy

        Ms. Teppola has been associated with National Builders Hardware Company, a regional and national distributor of builders hardware, woodworking machinery and decorative plumbing, since 1965, and a managing partner since 1975. Her community activities have focused on art, education and advocacy for women and children. She is a member of the Marquam Hill Steering Committee of the Oregon Health Sciences University, the Public Art Advisory Committee of the Regional Arts and Culture Council and the Advisory Board of the Port of Portland Mentor Program, and a director of the Bonnie Bronson Fund of the Oregon Community Foundation. Ms. Teppola is a Mills College graduate.


[PHOTO HERE]   RUSSELL F. TROMLEY

               President and Chief Executive Officer, Tromley Industrial
                    Holdings, Inc., Tualatin, Oregon
               Age:  59
               Director since: 1994
               Board Committees: Audit, Finance

        Mr. Tromley has served as President and Chief Executive Officer of Tromley Industrial Holdings, Inc., since its formation in 1990. Tromley Industrial Holdings is involved in nonferrous metals alloying and distribution, the manufacture and sale of equipment for the foundry and steel industry, industrial equipment leasing and industrial and retail business property investments. Mr. Tromley is a past President of the Casting Industry Suppliers Association and of the Arlington Club, and is a non-lawyer arbitrator for the Oregon State Bar Association. He is a founding director of The Bank of the Northwest, and also serves as a director of Canor Energy Ltd., the Evans Scholars Foundation and the Western Golf Association. Mr. Tromley attended the University of Washington and the Harvard Business School.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES:

          There are seven standing committees of the Board: the Audit, Retirement, Pension, Organization and Executive Compensation, Environmental Policy, Finance and Executive Committees.

          The Audit Committee is comprised of directors Arnstad, Dewey, Kuni, Pape and Tromley, each of whom is an outside director. The Committee approves the work program of the Company's internal audit staff and reviews the corporate audit and other internal accounting control matters with the independent certified public accountants elected by the shareholders. It reports regularly to the Board. The Committee held four meetings during 1998.

          The Retirement Committee and the Pension Committee oversee the administration of the Company's two defined benefit plans, the Retirement Plan for Non-Bargaining Unit Employees and the Retirement Plan for Bargaining Unit Employees. The Retirement Committee consists of directors Hamachek, Keller, Ridgley, Sangrey and Teppola. These directors, together with a representative chosen by the bargaining unit members, also constitute the Pension Committee. The two Committees met three times during 1998.

          The Organization and Executive Compensation Committee, which is comprised of directors Hamachek, Keller, Kuni and Whiteley, each of whom is an outside director, reviews the performance of executive officers, considers executive compensation survey data in making recommendations to the Board relating to the Company's executive compensation program and benefit plans and administers the 1985 Stock Option Plan. This Committee also makes recommendations to the Board on organization and executive succession matters. Three meetings of this Committee were held during 1998.

          The Environmental Policy Committee develops and recommends to the Board appropriate environmental policies and advises the Board concerning the status of the Company's compliance with environmental regulations. The Committee is comprised of directors Arnstad, Pape, Sangrey and Teppola. This Committee held three meetings in 1998.

          The Finance Committee is responsible for reviewing strategies and making recommendations to the Board with respect to the Company's financing programs, financial policy matters and material regulatory issues. The Committee consists of directors Dewey, Kuni, Pape, Ridgley and Tromley. The Committee held four meetings in 1998.

          The Executive Committee is empowered, during intervals between Board meetings, to exercise all of the authority of the Board in the management of the Company, except as otherwise may be provided by law. This Committee has been assigned the responsibility of recommending to the Board of Directors nominees for election as directors. Shareholders' suggestions for director-nominees may be submitted to the Secretary of the Company for consideration by the Executive Committee. The Company's Restated Articles of Incorporation provide that no person, except those nominated by the Board, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination, together with the written consent of the nominee, shall be received from a shareholder of record entitled

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

to vote at such election by the Secretary of the Company on or before the later of (a) the thirtieth day prior to the date fixed for the meeting, or (b) the tenth day after the mailing of the notice of that meeting. This Committee, which is comprised of directors Keller, Kuni, Reiten, Ridgley, Teppola and Whiteley, held one meeting in 1998.

          In 1994, the Board created the position of Lead Director and elected Mr. Whiteley to the position. The Lead Director consults with the Chairman of the Board and with the Chief Executive Officer on Board organization matters, including the selection of committee members and chairs. The Lead Director also chairs meetings of the Executive Committee and regularly scheduled meetings of outside directors, which are held at least twice each year, and coordinates the periodic evaluation by outside directors of the Board's performance.

          Directors who are not employees of the Company receive an annual retainer of $10,000, a fee of $1,000 for each Board meeting attended and a fee of $800 for each Committee meeting attended. In addition, a $3,000 annual retainer is paid to each Committee chair, except the chair of the Executive Committee/Lead Director who is paid $2,000 per month for his services in these capacities. Non-employee directors who also serve as directors of Canor Energy Ltd., a majority-owned subsidiary of the Company, receive an additional fee of $750 for each board meeting of Canor Energy Ltd. attended and an annual retainer of $5,000. The Chairman of the Board of Canor receives an additional $1,500 annual retainer. Non-employee directors who serve as directors of NNG Financial Corporation, a wholly-owned subsidiary of the Company, also receive a fee of $250 for each Board meeting of NNG Financial Corporation attended.

          Under an agreement entered into in September 1994, Mr. Ridgley, formerly President and CEO of the Company, was paid $10,000 per month for his services as Chairman of the Board and consultant from March 1997 through February 1999 when he retired as Chairman of the Board. During this period, the Company also provided Mr. Ridgley the continued use of a Company automobile and reimbursed him for the payment of certain club dues and assessments.

          During 1998, there were seven meetings of the Company's Board, an aggregate of five meetings of the Boards of the above-mentioned subsidiaries and a total of 18 committee meetings. No director attended fewer than 75 percent of the total meetings of the Board and subsidiary Boards or committees on which he or she served.

DIRECTORS DEFERRED COMPENSATION PLAN

          Directors may elect to defer the receipt of all or a part of their directors' fees under the Company's Directors Deferred Compensation Plan. At the director's election, deferred amounts may be credited to either a "cash account" or a Company "stock account." If deferred amounts are credited to stock accounts, such accounts are credited with a number of shares based on the purchase price of Common Stock on the next purchase date under the Company's Dividend Reinvestment and Stock Purchase Plan, and such accounts are credited with additional shares based on the deemed reinvestment of dividends. Cash accounts are credited with interest quarterly at a rate equal to the annual rate of interest paid on 30-year U.S. Treasury securities plus three percentage points, subject to a six percent minimum rate. The rate is adjusted quarterly. At the election of the participant, deferred balances in the stock and/or cash accounts are payable after termination of Board service in a lump sum, in installments over a period not to exceed ten years, or in a combination of lump sum and installments.

          The Company's obligations under the Plan are unfunded and benefits will be paid either from the general funds of the Company or from the Umbrella Trust for Directors which has been established for this Plan. With respect to the cash accounts, the Company has purchased life insurance policies on the lives of the participants, the proceeds from which will be used to reimburse the Company for the payment of cash benefits from the Plan. This insurance is designed so that, if the assumptions made as to mortality experience, policy dividends and other factors are realized, insurance policy proceeds paid to the Company will be at least equal to all the premium payments and cash benefits paid under the Plan. The cost of any one individual participant cannot be properly allocated or determined because of overall Plan assumptions. In addition, the Company has contributed cash and Common Stock to the trustee of the Umbrella Trust such that the Umbrella Trust holds the number of shares of Common Stock equal to the number of shares credited to all directors' stock accounts. Shares so held will be used to fund the Company's obligation to pay out the stock accounts.

          The Company may from time to time transfer other assets to the trustee of the Umbrella Trust to hold in trust for the benefit of Plan participants. The Company's obligations under the Plan are not limited to trust assets, and Plan participants will have a claim against the Company for any payments not made by the trustee. The Company instructs the trustee as to the investment of the trust's assets and the trustee's fees and expenses are paid by the Company.

          Upon the occurrence of certain events, such as a change in control of the Company, termination of the Plan or the failure by the Company to provide the trust with adequate funds to pay current benefits, the Company may be required under the terms of the trust to contribute to the trust annually the amount by which the present value of all benefits payable under the Plan exceeds the value of the trust's assets.

NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN

          Non-employee directors of the Company are awarded approximately $50,000 worth of the Company's Common Stock upon joining the Board pursuant to the Company's Non-Employee Directors Stock Compensation Plan. These initial awards vest in monthly installments over the five calendar years following the award. On January 1 of each year thereafter, non-employee directors are awarded an additional $10,000 of Common Stock which vests in monthly installments in the fifth year following the award (after the previous award has fully vested). All awards vest immediately upon a change in control of the Company. Unvested shares are forfeited if the recipient ceases to be a director. The shares awarded are purchased in the open market by the Company at the time of award. Directors may elect to defer unvested shares into their stock accounts under the Directors

Deferred Compensation Plan. Certificates representing a director's vested shares are not delivered to the director until after the director leaves the Board.

TERMINATION OF DIRECTORS RETIREMENT BENEFIT

          Prior to January 1, 1998, directors who retired from the Board at the mandatory retirement age of 72 after serving at least 10 years on the Board, were paid an annual lifetime benefit equal to the annual retainer paid to active directors. Effective January 1, 1998, this benefit was terminated for all current directors, but will continue for directors who retired before that date. In lieu of this benefit, a buy-out amount was determined for each current director equal to the present value of the director's lifetime benefit using a 7% discount rate, certain actuarial mortality assumptions and other assumptions that included no change in the annual retainer and retirement from the Board at age 72. The amount determined in this manner for each current director was credited to a stock account under the Directors Deferred Compensation Plan, with the number of shares credited based on a current market price of the Company's Common Stock. If a director retires from the Board at age 72 with 10 years of service or if there is an earlier change in control of the Company, the Company is obligated to deliver to the director the number of shares credited to the account, plus an additional number of shares based on reinvested dividends credited to the account over time. Concurrently with the creation of the stock accounts, the Company contributed to the Umbrella Trust for Directors shares of the Company's Common Stock with a market value equal to the aggregate of the buy-out amounts for all directors. Such stock is held in the Umbrella Trust and will be used to fund the Company's obligation to pay out the stock accounts. The number of shares of Common Stock credited to the stock account of each current director was: Mary Arnstad, 479; Thomas E. Dewey, Jr., 1,544; Tod R. Hamachek, 592; Richard B. Keller, 2,138; Wayne D. Kuni, 1,811; Randall C. Pape, 447; Richard G. Reiten, 981; Robert L. Ridgley, 1,428; Dwight A. Sangrey, 911;
Melody C. Teppola, 733; Russell F. Tromley, 911; and Benjamin R. Whiteley,
1,966.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of Company Common Stock with the Securities and Exchange Commission. The Company is required to disclose in this proxy statement any late filings of those reports made by its directors and executive officers during 1998. Based solely upon a review of the copies of such reports furnished to it and written representations that no other such reports were required, the Company believes that during 1998 all directors and executive officers timely filed all such required reports.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

        Set forth below is certain information with respect to beneficial ownership of the Company's Common Stock as of February 28, 1999 (except as otherwise noted) by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 14 and all directors and executive officers as a group.

                                                                   PERCENT OF
                                             NUMBER                OUTSTANDING
          NAME OF BENEFICIAL OWNER          OF SHARES(1)          COMMON STOCK
          ------------------------          ---------             ------------

          Mary Arnstad                        4,156(2)                  *
          Bruce R. DeBolt                    23,315(3)                  *
          Thomas E. Dewey, Jr.                5,754(4)                  *
          Mark S. Dodson                      7,002(5)                  *
          Dwayne L. Foley                    28,540(6)                  *
          Tod R. Hamachek                     6,586(7)                  *
          Richard B. Keller                  18,393(8)                  *
          Wayne D. Kuni                      11,522(9)                  *
          Michael S. McCoy                   25,855(10)                 *
          Randall C. Pape                     4,759(11)                 *
          Richard G. Reiten                  75,771(12)                 *
          Robert L. Ridgley                  29,309(13)                 *
          Dwight A. Sangrey                   4,478(14)                 *
          Melody C. Teppola                   5,919(15)                 *
          Russell F. Tromley                  7,148(16)                 *
          Benjamin R. Whiteley                8,330(17)                 *

          All directors and officers
          as a group (21 in number)         322,447(18)                1.3

---------------------------
* The total for each individual is less than 1.0 percent and the total for all directors and executive officers as a group is 1.3 percent of the shares of Common Stock outstanding.

1 Unless otherwise indicated, beneficial ownership includes both sole voting power and sole investment power.

2 Includes 1,763 shares subject to forfeiture under the Non-Employee Directors Stock Compensation Plan (NEDSCP) and 1,381 shares credited to a stock account under the Directors Deferred Compensation Plan
          (DDCP).

3 Includes 2,916 shares held jointly with wife and 9,691 shares which Mr. DeBolt has the right to acquire within 60 days through the exercise of options under the 1985 Stock Option Plan (1985 SOP).

4 Includes 1,686 shares subject to forfeiture under the NEDSCP and 2,402 shares credited to a stock account under the DDCP.

5 Includes 1,700 shares which Mr. Dodson has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

6 Consists of 11,465 shares held jointly with wife and 17,075 shares which Mr. Foley has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

7 Includes 1,686 shares subject to forfeiture under the NEDSCP and 2,470 shares credited to a stock account under the DDCP.

8 Includes 769 shares subject to forfeiture under the NEDSCP, 9,000 shares held by Keller Enterprises, and 3,030 shares credited to a stock account under the DDCP.

9 Includes 1,466 shares subject to forfeiture under the NEDSCP, 4,592 shares held in trust, and 3,947 shares credited to a stock account under the DDCP.

10 Consists of 9,530 shares held jointly with wife and 16,325 shares which Mr. McCoy has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

11 Includes 1,807 shares subject to forfeiture under the NEDSCP and 1,491 shares credited to a stock account under the DDCP.

12 Includes 13,043 shares held indirectly by Mr. Reiten under the Retirement K Savings Plan (RKSP) at December 31, 1998, 56,500 shares which Mr. Reiten has the right to acquire within 60 days through the exercise of options under the 1985 SOP and 1,039 shares credited to a stock account under the DDCP.

13 Includes 1,824 shares subject to forfeiture under the NEDSCP and 2,317 shares credited to a stock account under the DDCP.

14 Includes 1,763 shares subject to forfeiture under the NEDSCP and 1,717 shares credited to a stock account under the DDCP.

15 Includes 1,686 shares subject to forfeiture under the NEDSCP, 2,022 shares held in trust, and 1,543 shares credited to a stock account under the DDCP.

16 Includes 1,686 shares subject to forfeiture under the NEDSCP, 1,731 shares credited to a stock account under the DDCP and 24 shares held indirectly by wife in Individual Retirement Account.

17 Includes 1,144 shares subject to forfeiture under the NEDSCP and 3,784 shares credited to a stock account under the DDCP.

18 Includes 55,604 shares of which 15,462 shares are held jointly with spouses, 5,196 shares are held indirectly under the RKSP at December 31, 1998 and 31,441 shares which the executive officers not named above have the right to acquire within 60 days through the exercise of options under the 1985 SOP.

                             EXECUTIVE COMPENSATION

        Shown below is information concerning the annual and other compensation for services in all capacities to the Company for the years ended December 31, 1998, 1997 and 1996, of those persons who were, during 1998 and at December 31, 1998 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the Named Executive Officers):

                                   SUMMARY COMPENSATION TABLE


                                        ANNUAL COMPENSATION
                                 -------------------------------
                                                       OTHER
                                                       ANNUAL
   NAME AND PRINCIPAL                                  COMPEN-
        POSITION          YEAR    SALARY     BONUS     SATION(1)
------------------------- ----   --------   --------   ---------

Richard G. Reiten         1998   $391,670   $      0   $ 11,929
President and Chief       1997    367,500    115,200          0
  Executive Officer       1996    275,000    181,900     10,716
  (became an officer on
  3/1/96)

Bruce R. DeBolt           1998    200,520          0      4,872
  Senior Vice President   1997    194,500     53,300          0
  and Chief Financial     1996    187,950     75,900          0
  Officer

Mark S. Dodson            1998    175,008          0     19,533
  Senior Vice President   1997     51,717     13,500          0
  and General Counsel     1996          0          0          0
  (became an officer on
  9/15/97)

Dwayne L. Foley           1998    191,870          0     23,216
  Senior Vice President   1997    188,084     47,200          0
                          1996    184,617     70,700          0

Michael S. McCoy          1998    183,354          0     27,111
  Senior Vice President   1997    174,254     51,700          0
                          1996    169,020     68,000          0


                                LONG-TERM
                               COMPENSATION
                               ------------
                                SECURITIES  ALL OTHER
   NAME AND PRINCIPAL           UNDERLYING   COMPEN-
        POSITION          YEAR  OPTIONS(2)  SATION(3)
------------------------- ---------------------------

Richard G. Reiten         1998   10,000    $ 10,137
President and Chief       1997        0      14,188
  Executive Officer       1996   52,500     110,500
  (became an officer on
  3/1/96)

Bruce R. DeBolt           1998    5,000       5,076
  Senior Vice President   1997        0       8,608
  and Chief Financial     1996    7,500       7,887
  Officer

Mark S. Dodson            1998    5,000       3,770
  Senior Vice President   1997        0       1,034
  and General Counsel     1996        0           0
  (became an officer on
  9/15/97)

Dwayne L. Foley           1998    5,000       4,781
  Senior Vice President   1997        0       4,468
                          1996    7,500       4,051

Michael S. McCoy          1998    5,000       4,701
  Senior Vice President   1997        0       4,236
                          1996    7,500       4,107
-------------------

1 Amounts shown for Messrs. Reiten and DeBolt for the year 1998 represent the employee portion of the Medicare Hospital Insurance Tax liability paid by the Company on the present value increase in that year of their benefits under the Executive Supplemental Retirement Income Plan, together with an additional payment relating to income tax payable by such officers in respect of the payments made by the Company. The amounts shown for Messrs. Dodson, Foley and McCoy for the year 1998 include $0, $3,861 and $5,196, respectively, for the payment of the tax liabilities discussed in the preceding sentence and $15,480 each for the payment of automobile allowances. The amount shown for Mr. Reiten for 1996 represents the amount paid to him by the Company, pursuant to the Employment Agreement between the Company and Mr. Reiten dated November 2, 1995, to reimburse him for the payment of certain federal and state income taxes.

2 The numbers of options shown for the year 1996 have been adjusted to reflect the three-for-two split of the Company's Common Stock, effective September 6, 1996.

3 Amounts for the year 1998 include Company matching amounts contributed or accrued for the year 1998 for the Named Executive Officers under the Company's Executive Deferred Compensation Plan ( $6,937 for Mr. Reiten, $1,876 for Mr. DeBolt, $570 for Mr. Dodson, $4,781 for Mr. Foley and $4,701 for Mr. McCoy) and its Retirement K Savings Plan ($3,200 each for Messrs. Reiten, DeBolt and Dodson, and $0 each for Messrs. Foley and McCoy).

                        OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth the number of shares of the Company's Common Stock subject to stock options granted to the Named Executive Officers listed in the Summary Compensation Table during 1998, together with related information.


                                        INDIVIDUAL GRANTS
                    ----------------------------------------------------------
                                    PERCENT OF
                       NO. OF         TOTAL
                     SECURITIES      OPTIONS
                     UNDERLYING    GRANTED TO      EXERCISE OR
                      OPTIONS     EMPLOYEES IN     BASE PRICE      EXPIRATION
       NAME           GRANTED(1)  FISCAL YEAR(2)    ($/SH)            DATE
------------------   --------     ------------    ------------     ----------

Richard G. Reiten       10,000          8.3         $27.875           3/4/08

Bruce R. DeBolt          5,000          4.2          27.875           3/4/08

Mark S. Dodson           5,000          4.2          27.875           3/4/08

Dwayne L. Foley          5,000          4.2          27.875           3/4/08

Michael S. McCoy         5,000          4.2          27.875           3/4/08


                              POTENTIAL REALIZABLE VALUE
                              AT ASSUMED ANNUAL RATES OF
                               STOCK PRICE APPRECIATION
                                   FOR OPTION TERM(3)
                              --------------------------
                                5 PERCENT    10 PERCENT
                              -------------  ----------

Richard G. Reiten                $175,304     $444,256

Bruce R. DeBolt                    87,652      222,128

Mark S. Dodson                     87,652      222,128

Dwayne L. Foley                    87,652      222,128

Michael S. McCoy                   87,652      222,128

--------------------

1 Approximately one-third of the options became exercisable on February 25, 1999, one-third will become exercisable on January 1, 2000 and the remainder on January 1, 2001.

2 The indicated percentages represent the options to purchase the Company's Common Stock granted to each Named Executive Officer expressed as a percentage of the aggregate number of options to purchase the Company's Common Stock granted to employees of the Company in 1998.

3 The 5 and 10 percent growth rates for the period ending March 4, 2008, which were determined in accordance with the rules of the Securities and Exchange Commission, illustrate that the potential future value of the granted options is linked to future increases in growth of the price of the Company's Common Stock. Because the exercise price for options equals the market price of the Company's Common Stock on the date of grant, no gain to the Named Executive Officers is possible without an increase in the stock price. The 5 and 10 percent growth rates are intended for illustration only and are not intended to be predictive of future growth; the actual value, if any, that may be realized by any Named Executive Officer will depend on the market price of the Company's Common Stock on the date of exercise.


         AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

        Shown below is information with respect to options to purchase shares of the Company's Common Stock exercised in 1998 and unexercised options granted under the 1985 Stock Option Plan to the Named Executive Officers and held by them at December 31, 1998.

                                                         NO. OF SECURITIES
                      NO. OF                          UNDERLYING UNEXERCISED
                      SHARES                                OPTIONS AT
                     ACQUIRED                          DECEMBER 31, 1998
                       ON           VALUE          --------------------------
 NAME                EXERCISE      REALIZED        EXERCISABLE  UNEXERCISABLE(1)
-----------------    --------      --------        -----------  -------------

Richard G. Reiten           0      $     0            52,500        10,000
Bruce R. DeBolt             0            0             7,991         5,000
Mark S. Dodson              0            0                 0         5,000
Dwayne L. Foley         4,872       70,184            15,375         5,000
Michael S. McCoy            0            0            14,625         5,000


                            VALUE OF UNEXERCISED
                             IN-THE-MONEY OPTIONS
                            AT DECEMBER 31, 1998
                        -----------------------------
 NAME                   EXERCISABLE(2)  UNEXERCISABLE(1)
-----------------       -----------     -------------

Richard G. Reiten        $260,138             0
Bruce R. DeBolt            38,083             0
Mark S. Dodson                  0             0
Dwayne L. Foley            51,928             0
Michael S. McCoy           50,522             0

----------------------
1 Unexercisable options are those options which cannot be exercised due to the restriction that options are not exercisable during the first year following the date they are granted. Approximately one-third of the options shown became exercisable on February 25, 1999, one-third will become exercisable on January 1, 2000 and the remainder on January 1, 2001.

2 Represents the difference between the option exercise prices for in-the-money options and the closing price of $25.875 for the Company's Common Stock as quoted on the Nasdaq Stock Market on December 31, 1998 times the number of options. Options granted in 1998 were not in-the-money at year-end 1998.

         REPORT OF THE ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE
                                       ON
                        EXECUTIVE MANAGEMENT COMPENSATION


EXECUTIVE COMPENSATION PRINCIPLES

        The Company's executive compensation program is administered by the Organization and Executive Compensation Committee of the Board of Directors (the Committee) which is comprised of directors Hamachek, Keller, Kuni and Whiteley, each of whom is an outside director. The program is designed to attract, motivate and retain talented executives critical to the achievement of the Company's long-term business strategy, its annual goals and objectives, the enhancement of shareholder value, and the implementation of corporate values. The program seeks to do this by:

() Tieing a portion of each executive's total compensation to the achievement of previously-established annual performance goals.

() Aligning executives' long-term interests with those of the Company's shareholders by encouraging ownership of the Company's Common Stock.

() Providing total compensation, including base salary and incentive compensation, which is competitive with that of other utilities and service and industrial companies of comparable size and circumstances.

EXECUTIVE COMPENSATION COMPONENTS

          There are three primary components of the Company's executive compensation program -- annual base salary, annual incentive cash bonuses and long-term stock options.

BASE SALARIES

          Base salaries paid to executives are established by the Board of Directors upon the recommendation of the Committee based, in part, on market salary analyses prepared by the Company's independent compensation consultant. This same methodology is used for all non-bargaining unit employees. These analyses include salary data for comparable executive positions of electric and gas utilities as well as service and industrial companies of approximately the same size in terms of total revenues located throughout the United States. The gas utility portion of the analysis includes data from the American Gas Association executive compensation survey, which includes substantially the same companies that comprise the EdwardJones Natural Gas Distribution Index appearing on the performance graph (page 19). The Committee uses this information as a guide to establish base salaries that are competitive with those paid to executives in similar positions in comparable companies. Generally, it is the Committee's policy to target executives' base salaries at a level equivalent to the 50th percentile for base salaries for comparable positions included in the consultant's analyses. Each executive's targeted salary level may be adjusted, at the discretion of the Committee, on the basis of such executive's performance and potential, as well as changes in duties and responsibilities. Executives' salaries are reviewed by the Committee annually.

EXECUTIVE ANNUAL INCENTIVE PLAN

          The Company's Executive Annual Incentive Plan is intended to advance the interests of the Company and its shareholders by means of an incentive cash bonus program which will motivate key executives to achieve previously-established annual performance goals. The amounts to be paid if these goals should be achieved, when added to base salaries, are intended to place the Company's executives' compensation at between the 50th and 75th percentiles of total cash compensation for comparable positions included in the consultant's analyses.

          Participation in the Plan currently is limited to 11 executive officers designated by the Board. The payment of awards under this Plan is contingent upon meeting predetermined individual and Company performance goals.

          At the beginning of each year, weighted performance goals are established. At year-end, performance is measured against these goals. The results are considered by the Committee in determining the amounts, if any, to be awarded.

          The amounts of these awards are based on a formula which reflects an allocation between Company and individual performance criteria. The allocation depends upon each executive's ability to influence corporate performance. Depending upon position, performance and the other factors considered by the Committee, an executive can earn from 20% to 40% of base salary if the prescribed Company and individual performance goals are met, or up to 30% to 60% of base salary if these goals are exceeded.

          Performance goals established for 1998 focused on strengthening the Company's financial position. These included the achievement of: (1) net income in an amount which the Committee determined would demonstrate above average performance; (2) a weighted average ranking for return on equity over a two-year period which would exceed a base level among a peer group of other gas utilities; and (3) several operating goals related to return on new residential customers, customer satisfaction improvement, market share and productivity in serving customers. In combination, these goals measured the Company's performance in terms of its overall profitability, its financial performance, the reduction of costs and the achievement of greater efficiency. In determining the awards, the Committee used a performance matrix which accorded 50% to net income and 25% to each of the other two goals. The grant of any award for 1998 was conditioned upon the Company's 1998 net income exceeding a percentage of the target designated in advance by the Board and being sufficient to cover the payment of all dividends.

1985 STOCK OPTION PLAN

          The long-term component of the Company's executive compensation program consists of the 1985 Stock Option Plan. Stock options enable executives to benefit from increases in the price of the Company's Common Stock, thereby aligning their interests with those of the other common shareholders.

          The Company has not made grants under the Plan on an annual basis. When grants are made, as they were in 1998, the number of options granted is not based upon a predetermined formula, but rather upon the Committee's judgment as to how many options will provide meaningful incentives to executives. The number of options granted to the Named Executive Officers in 1998, as shown in the table on page 15, was based on a consideration of factors that included the number of shares available for grant under the Plan, the number of options previously granted and the number of shares then owned by each Named Executive Officer in relation to a targeted objective for stock ownership by executives.

CEO COMPENSATION

          As discussed above, the Company's executive compensation program is based in part upon the Company's business performance, with a portion of each executive's annual compensation being dependent upon that performance.

          Compensation paid to Richard G. Reiten for the year 1998, as President and Chief Executive Officer, was dependent in part upon the Company's 1998 performance in relation to performance goals established for that year. Because the minimum threshold for incentive awards under the Executive Annual Incentive Plan was not achieved for the year 1998, no incentive award was paid to Mr. Reiten for that year. Upon the Committee's recommendation, the Board approved an increase in Mr. Reiten's annual base salary of $20,000 (5.3%), effective March 1, 1998. The Board considered this increase to be appropriate in order to maintain the market competitiveness of his base salary.

DEDUCTIBILITY OF COMPENSATION

          Section 162(m) of the Internal Revenue Code of 1986 (the Code) limits to $1 million per person the amount that the Company may deduct for compensation paid in any year to any individual who, on the last day of the taxable year, is its chief executive officer or is among its four highest compensated officers (other than the chief executive officer). Certain exceptions to this limitation apply to so-called "performance-based compensation." The Company does not expect the sum of the base salary, annual cash incentive bonus and other relevant compensation paid to any executive officer to exceed $1 million in any year. In the event that in the future the Company determines that an executive's annual compensation may approach or exceed this limitation, it will consider the use of this exception to the limitation under Code Section 162(m) as it has in the case of stock options as described below.

          It is the Company's policy generally to grant options that meet the requirements of Internal Revenue Service regulations so that any such compensation recognized by an optionee will be fully deductible. In May 1995, the shareholders approved an amendment to the 1985 Stock Option Plan to comply with the requirements of Code Section 162(m) so that compensation received on the exercise of options granted under this Plan would not be subject to the $1 million limitation. In February 1996, the Committee determined that option grants would henceforth generally be Non-Statutory Stock Options for which the Company will receive a tax deduction upon exercise.


                                                          Tod R. Hamachek, Chair
                                                          Richard B. Keller
                                                          Wayne D. Kuni
                                                          Benjamin R. Whiteley

     SHAREHOLDER RETURN PERFORMANCE PRESENTATION

          Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P SmallCap 600 Index (S&P SmallCap 600) and the EdwardJones Natural Gas Distribution Index (NGDI) for the period of five years commencing December 31, 1993 and ended December 31, 1998.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                      Based on $100 invested on 12/31/93


                [SHAREHOLDER RETURN PERFORMANCE GRAPH APPEARS HERE]


                           1993    1994     1995     1996     1997     1998
     ------------------------------------------------------------------------
             NW NATURAL  $100.00  $91.08  $107.82  $123.79  $167.64  $146.35

       S&P SmallCap 600  $100.00  $95.24  $123.72  $150.04  $188.40  $185.88

       EdwardJones NGDI  $100.00  $89.20  $114.62  $128.15  $166.72  $178.89
     ------------------------------------------------------------------------

     * Total return assumes reinvestment of dividends at the end of the month during which they were paid.

     ** EdwardJones Natural Gas Distribution Index is comprised of the following companies: AGL Resources Inc., Atmos Energy Corp., Bay State Gas, Berkshire Gas Co., Cascade Natural Gas Corp., Colonial Gas Co., Connecticut Energy Corp., Corning Natural Gas Corp., CTG Resources Inc., Delta Natural Gas Co. Inc., Energy West Inc., EnergyNorth Inc., EnergySouth Inc., Fall River Gas Co., Indiana Energy Inc., Laclede Gas Co., New Jersey Resources, North Carolina Natural Gas, Northwest Natural Gas Co., NUI Corp., Pennsylvania Enterprises Inc., Peoples Energy Corp., Piedmont Natural Gas Co., Providence Energy Corp., Public Service Co. of N.C., Roanoke Gas Co., South Jersey Industries, Southern Union Co., Washington Gas Light Co., Yankee Energy Systems Inc.

RETIREMENT PLANS

          The following table shows the estimated annual retirement benefit payable upon retirement at age 65 as a straight life annuity (net of Social Security offset) for participants (consisting of all executive officers) in the Company's Executive Supplemental Retirement Income Plan (ESRIP) from all Company defined benefit plans: the qualified Retirement Plan for Non-Bargaining Unit Employees, the Executive Deferred Compensation Plan supplemental benefit and the ESRIP. Optional forms of payment, including joint and survivor forms, are available, subject to an actuarial adjustment in the amount of payment.


                               PENSION PLAN TABLE

COMPENSATION                          YEARS OF SERVICE
-------------   --------------------------------------------------------------

                       10               15            20           25 or more
                       --               --            --           ----------

  $150,000         $ 48,600        $  81,100      $ 84,900         $  88,600
   200,000           70,300          113,600       118,600           123,600
   250,000           91,900          146,100       152,400           158,600
   300,000          113,600          178,600       186,100           193,600
   350,000          135,300          211,100       219,900           228,600
   400,000          156,900          243,600       253,600           263,600
   450,000          178,600          276,100       287,400           298,600
   500,000          200,300          308,600       321,100           333,600
   550,000          221,900          341,100       354,900           368,600
   600,000          243,600          373,600       388,600           403,600
   650,000          265,300          406,100       422,400           438,600


          For purposes of the ESRIP, "compensation" consists of the average of the annual salary and bonus paid to a plan participant by the Company for the highest three compensation years in the last 10 years prior to retirement.

          The credited years of service under the ESRIP for Messrs. Reiten, DeBolt, Dodson, Foley and McCoy are 11 years, 19 years, 1 year, 31 years and 29 years, respectively. For purposes of the ESRIP, Mr. Reiten was granted an additional 8 years of past service credit which are included in years of service shown. A participant who becomes entitled to severance benefits under his or her executive severance agreement in connection with a change in control of the Company will receive three additional years of service credit for ESRIP purposes.

          ESRIP benefits are 50% vested after five years of service and become vested for an additional 10% for each additional year of service until fully vested after 10 years of service. A participant who becomes entitled to severance benefits under his or her executive severance agreement in connection with a change in control of the Company will be fully vested regardless of years of service.

ITEM 2 - ELECTION OF AUDITORS

          The Audit Committee of the Board of Directors has recommended that PricewaterhouseCoopers LLP (formerly, Price Waterhouse LLP), independent certified public accountants, be retained as independent auditors of the Company for the year 1999, and that this firm be elected by the shareholders at the Annual Meeting. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders and will be provided with the opportunity to make a statement and to respond to appropriate questions. In case PricewaterhouseCoopers LLP is not elected, the Board of Directors will select another independent certified public accounting firm to serve as independent auditors of the Company.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE YEAR 1999.


                                  OTHER MATTERS

          The management does not know of any other matters to be presented at the Annual Meeting. If other matters should be properly presented at the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy with respect to such matters in accordance with their best judgment.

EXECUTIVE SEVERANCE AGREEMENTS

          The Board of Directors has approved the Company's entry into severance agreements with each executive officer of the Company, including all of the Named Executive Officers. These agreements generally provide for the payment, upon the termination of the employee's employment by the Company without cause or by the employee for "good reason" (as defined in the severance agreement) within two years following a change of control of the Company, of an amount equal to two or three times the sum of the employee's annual salary and average bonus for the last three years, and also provide for the three-year continuation of life and health insurance benefits. In addition, if any payments to the employee are subject to the excise tax on "parachute payments," the Company will make an additional payment to the employee such that the employee will receive net benefits as if no excise tax were payable. If such additional payments are required, the Company will not be able to deduct such additional payments for Federal income tax purposes and also will be denied such a deduction for some or all of the other payments made pursuant to the agreement and its other plans and policies. Each employee is obligated under the severance agreement to remain in the employ of the Company for a period of 270 days following a "potential change in control" (as defined in the severance agreements). All of the executive officers have executed the severance agreements.

EMPLOYMENT AGREEMENTS

          On November 2, 1995, the Company entered into an employment agreement with Mr. Reiten for a term extending until February 28, 2003. Under this agreement, the Company recognized eight years of past service for purposes of the ESRIP. Accordingly, Mr. Reiten is treated under the ESRIP as if he had commenced employment with the Company on February 28, 1988 and will be vested and eligible for supplemental retirement benefits at 65% of final annual compensation upon retirement on or after February 28, 2003. As amended on September 24, 1998, the agreement also provides that Mr. Reiten will be vested and eligible under the ESRIP for supplemental retirement benefits at 65% of final annual compensation with no reduction in benefits based on early retirement if he (a) dies or becomes disabled, (b) is terminated other than for cause, or (c) becomes entitled to severance benefits under his executive severance agreement in connection with a change in control of the Company.

          On July 2, 1997, the Company entered into an employment agreement with Mr. Dodson for a term extending until December 31, 2002, with an option for Mr. Dodson to renew for an additional term through December 31, 2007. Under this agreement, the Company modified the service requirements applicable to Mr. Dodson for purposes of the ESRIP. Accordingly, Mr. Dodson will be vested and eligible under the ESRIP for supplemental retirement benefits at 32.5% of final annual compensation upon retirement on or after December 31, 2002 and 65% of final annual compensation upon retirement on or after December 31, 2007. The agreement also provides that Mr. Dodson will be vested and eligible under the ESRIP for supplemental retirement benefits at 65% of final annual compensation with no reduction in benefits based on early retirement if he (a) becomes disabled, (b) dies after December 31, 2002, (c) is terminated other than for cause, or (d) becomes entitled to severance benefits under his executive severance agreement in connection with a change in control of the Company.


                       2000 ANNUAL MEETING OF SHAREHOLDERS

          The 2000 Annual Meeting of Shareholders is scheduled to be held in Portland on Thursday, May 25, 2000. Specific proposals of common shareholders intended to be presented at this meeting must comply with the requirements of the Securities Exchange Act of 1934 and be received by the Secretary of the Company for inclusion in its 2000 proxy materials by December 17, 1999.

          The Securities and Exchange Commission's proxy rules allow the Company to use discretionary voting authority to vote on a matter coming before an annual meeting of shareholders which is not included in the Company's proxy statement, if the Company does not have notice of the matter at least 45 days before the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders. In addition, discretionary voting authority may generally also be used if the Company receives timely notice of such matter (as described in the preceding sentence) and if, in the proxy statement, the Company describes the nature of such matter and how the Company intends to exercise its discretion to vote on such matter. Accordingly, for the 2000 Annual Meeting of Shareholders any such notice must be submitted to the Secretary of the Company on or before March 2, 2000.

                                     GENERAL

        Proxies may be solicited on behalf of the Board of Directors by regular employees in person or by mail, telephone or facsimile transmission. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by the Company. The Company has retained Beacon Hill Partners Inc. to assist in the solicitation of proxies from banks, brokers and nominees at a fee of $2,000 plus reasonable out-of-pocket expenses.

If you are unable to be present at the Annual Meeting in person, please mark, date, sign and mail the enclosed proxy so that the business of the meeting can be transacted.

                                            By Order of the Board of Directors,



Portland, Oregon                            C. J. Rue
April 16, 1999                              Secretary

[NW NATURAL LOGO]
220 N.W. SECOND AVENUE o PORTLAND, OR 97209-3991

                                                          April 16, 1999



Dear Shareholder:

We cordially invite you to attend the 1999 Annual Meeting of Shareholders of Northwest Natural Gas Company (the Company), which will be held in the Mayfair Ballroom of the Benson Hotel 309 S. W. Broadway, Portland, Oregon, on Thursday, May 27, 1999, commencing at 2:00 p.m. Pacific Daylight Time. We look forward to greeting as many of our shareholders as are able to be with us.

At the meeting you will be asked to consider and vote upon (1) the election of four directors and (2) the election of independent auditors. Your Board of Directors unanimously recommends that you vote FOR proposals 1 and 2.

WHETHER OR NOT YOU EXPECT TO ATTEND, TO ASSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, for which a return envelope is provided.

                                          Sincerely,



                                          Richard G. Reiten
                                          President and Chief Executive Officer

--------------------------------------------------------------------------------
PROXY FORM                        [NW NATURAL LOGO]                  PROXY FORM
--------------------------------------------------------------------------------

This proxy when properly executed will be voted in the manner directed herein by the shareholder whose signature appears below. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

When signing as attorney-in-fact, executor, administrator, trustee, guardian or officer of a corporation, please give full title as such. On joint accounts, each owner should sign.


--------------------------------------------------------------------------------
ITEM 1. Election of Directors: Class III Nominees: Mary Arnstad, Thomas E. Dewey, Jr., Richard G. Reiten, Benjamin R. Whiteley

(INSTRUCTIONS:  To withhold authority to     VOTE FOR [ ]     VOTE WITHHELD [ ]
vote for any individual nominee, write    all nominees listed
that nominee's name in the space          above (except as
provided below:)                          marked to the
                                          contrary to the
----------------------------------------  left)

--------------------------------------------------------------------------------

ITEM 2.   Election of PricewaterhouseCoopers         FOR       AGAINST   ABSTAIN
          LLP as Auditors for 1999                   ---       -------   -------
                                                     [ ]         [ ]       [ ]

Please mark this box if you have any              Please mark this box if you
comments or changes to names or                   plan to attend the
addresses.                               [ ]      Annual Meeting.          [ ]

--------------------------------------------------------------------------------

                             PLEASE MARK ALL
                             CHOICES LIKE THIS     [X]

SIGNATURE ____________________________________  DATE _____________

SIGNATURE ____________________________________  DATE _____________

--------------------------------------------------------------------------------
PROXY FORM                        [NW NATURAL LOGO]                  PROXY FORM
--------------------------------------------------------------------------------


PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL WITHOUT DELAY IN
                             THE ENCLOSED ENVELOPE.

                          NORTHWEST NATURAL GAS COMPANY
                  PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Wayne D. Kuni, Richard G. Reiten and Robert L. Ridgley and each or any of them, the proxy or proxies, with power of substitution and with authorization to vote all of the common shares of the undersigned at the annual meeting of shareholders of Northwest Natural Gas Company to be held on Thursday, May 27, 1999, and at all adjournments thereof,
(i) as designated on the reverse of this card and, (ii) at their discretion, upon any and all other matters which properly may be brought before such meeting or any adjournment thereof.

The Administrator, or its agent, under the Company's Dividend Reinvestment and Stock Purchase Plan hereby is instructed to execute a proxy with identical instructions to vote those shares of the undersigned, if any, held under the Plan.

THE COMPANY WILL PROVIDE REASONABLE ACCOMMODATION FOR A DISABILITY. IF YOU NEED AN ACCOMMODATION, PLEASE CONTACT THE COMPANY AT (503) 226-4211 EXT. 3411 AT LEAST 72 HOURS BEFORE THE MEETING.